UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

REX AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2875 Needmore Road, Dayton, Ohio	45414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

REX Stores Corporation
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      On June 9, 2010, Zafar Rizvi was appointed President and Chief Operating Officer of REX American Resources Corporation (formerly REX Stores Corporation) (“REX”). Mr. Rizvi, 60, has been our Vice President, and President of Farmers Energy Incorporated, our alternative energy investment subsidiary, since 2006. From 1991 to 2006, Mr. Rizvi was our Vice President – Loss Prevention.

Item 5.07	Submission of Matters to a Vote of Security Holders

      The annual meeting of shareholders of REX was held on June 9, 2010, at which the following matters were submitted to a vote of shareholders:

      1. Election of seven directors.

Nominee	For	Withheld

Stuart A. Rose	6,628,276	1,637,608
Lawrence Tomchin	6,592,714	1,673,170
Robert Davidoff	7,661,439	604,445
Edward M. Kress	6,559,927	1,705,957
Charles A. Elcan	6,109,359	2,156,525
David S. Harris	8,034,806	231,078
Mervyn L. Alphonso	8,065,599	200,285

      2. Amendment to Certificate of Incorporation changing the name of the Company to REX American Resources Corporation.

For	Against	Withheld	Broker Non-Votes
9,211,003	14,498	10,523	-

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: June 10, 2010	By:	/s/ DOUGLAS L. BRUGGEMAN
		Name:	Douglas L. Bruggeman
		Title:	Vice President-Finance,
Chief Financial Officer and Treasurer